Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Quarterly Report on Form 10-Q of Nuo Therapeutics, Inc. (the “Company”) for the fiscal period ended September 30, 2014 (the “Report”), I, Steven A. Shallcross, Chief Financial Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

Date: November 13, 2014	/s/ Steven A. Shallcross
Steven A. Shallcross, CFO
(Principal Financial and Accounting Officer)

A signed original of this written statement has been provided to Nuo Therapeutics, Inc. and will be retained by Nuo Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.